UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 14, 2004

IAC/INTERACTIVECORP

(Exact name of Registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

152 West 57th Street, New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(212) 314-7300

ITEM 5.               OTHER EVENTS AND REGULATION FD DISCLOSURE

Effective July 14, 2004, the Registrant changed its name to IAC/InterActiveCorp.   IAC/InterActiveCorp will continue to trade under the ticker symbol “IACI” on the Nasdaq National Market.  This name change was effected by way of a merger of a wholly-owned subsidiary of the Registrant with and into the Registrant, followed by the amendment of the Registrant’s Certificate of Incorporation, in accordance with the Delaware General Corporation Law.  The full text of the relevant Certificate of Ownership and Merger, which is attached as Exhibit 3.1 hereto, is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IAC/INTERACTIVECORP

	By:	/s/	Gregory R. Blatt
	Name:		Gregory R. Blatt
	Title:		Senior Vice President and General Counsel

Date: July 14, 2004

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Ownership and Merger Merging NC3, Inc. into InterActiveCorp.